EXHIBIT 3.2

PIERIS PHARMACEUTICALS, INC.

AMENDED AND RESTATED BYLAWS

(effective December 17, 2014)

ARTICLE I - STOCKHOLDERS

Section 1.	Annual Meeting.

An annual meeting of the stockholders of the Corporation, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Nevada Revised Statutes (as amended from time to time, the “NRS”).

Section 2.	Special Meetings.

Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of these Restated Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings of the stockholders may be held at such place within or without the State of Nevada as may be stated in such resolution. The Board of Directors or the person designated by the Board of Directors to call the meeting may, in its or his sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the NRS.

Section 3.	Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which the stockholders and proxyholders thereof may be deemed to be present in person and vote at such meeting, shall be given by the Corporation, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (by law meaning, here and hereinafter, by the NRS and Corporation’s Amended and Restated Articles of Incorporation, as amended or restated from time to time (the “Restated Articles of Incorporation”)).

When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which the stockholders and proxyholders thereof may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that (i) if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or (ii) if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which the stockholders and proxyholders thereof may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with the first paragraph of this Section 3. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.	Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, by the Restated Articles of Incorporation or by rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes of the shares of capital stock of the Corporation is required, a majority of the voting power of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, unless or except to the extent that the presence of a larger number may be required by law, by the Restated Articles of Incorporation or by rules of any stock exchange upon which the Corporation’s securities are listed.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5.	Organization and Conduct of Business.

The Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and shall preside at and act as chairman of the meeting. The Secretary shall be the secretary of any meeting of the stockholders. In the absence of the Secretary and any Assistant Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of the stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate. The chairman of any meeting of the stockholders shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 6.	Notice of Stockholder Business and Nominations.

A.	Annual Meetings of Stockholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Corporation’s notice of meeting or proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice thereof who is entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph C of Section 6.

B.	Special Meetings of Stockholders.

Only such business, shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of the stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) if the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice thereof, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in paragraph C of this Section 6.

C.	Certain Matters Pertaining to Stockholder Business and Nominations.

(1) For nominations or other business to be properly brought by a stockholder before an annual meeting pursuant to clause (c) of paragraph A of this Section 6 or a special meeting pursuant to paragraph B of this Section 6, (1.) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2.) such other business must otherwise be a proper matter for stockholder action under the NRS, (3.) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph C, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of a sufficient percentage of the Corporation’s voting shares required by law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4.) if no Solicitation Notice relating thereto has been timely provided pursuant to paragraph C of this Section 6, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a stockholder’s notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary (the

“Anniversary”) of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the Anniversary, to be timely, notice by the stockholder must be so delivered not earlier than the close of business (at the principal executive office of the Corporation) on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice for an annual meeting or a special meeting shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director of the Corporation:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder, the beneficial owner, if any, on whose behalf any such proposal or nomination is being made, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if such stockholder, such beneficial owner, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iii) to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder; and

(iv) the questionnaire and the representation and agreement, completed and signed by such person, as required by paragraph D of this Section 6;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any matter such stockholder intends to propose; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) (A) the class or series and number of shares of the Corporation’s capital stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of the shares of the Corporation’s capital stock or with a value derived in whole or in part from the value of any class or series of the shares of the Corporation’s capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of the shares of capital stock of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner as well as any other direct or indirect opportunity for such stockholder and such beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner (i) is a general partner or, (ii) directly or indirectly, beneficially owns an interest in such general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments as of the date of such notice, including, without limitation, any such interests held by members of such stockholder or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date; provided, however, that if such date is after the date of the meeting, not later than the day prior to the meeting);

(iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(v) a statement of whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy, in the case of a proposal, to holders of a sufficient percentage of the Corporation’s voting shares required by law to carry the proposal or, in the case of a nomination or nominations, to holders of a sufficient percentage of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(2) Notwithstanding anything in the second sentence of paragraph C(1) of this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, at least fifty-five (55) days prior to such annual meeting), a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for directorships newly created by such increase, and only if it is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3) In the event the Corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such directorship(s) as specified in the Corporation’s notice of meeting, provided, however, that the stockholder’s notice required by paragraph C(1) of this Section 6 is delivered to the Secretary at the principal executive office of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting, or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

D.	General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible to serve as directors of the Corporation and only such business brought before a meeting of the stockholders in accordance with the procedures set forth in this Section 6 shall be conducted at such meeting. Except as otherwise provided by law, the Restated Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 6 shall be deemed to affect any rights (i) of the stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock then outstanding to elect directors under specified circumstances.

(4) In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, in accordance with the time periods prescribed for delivery of notice under Section 6(C) of this Article I, to the Secretary at the principal executive office of the Corporation a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any other person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any other person or entity, other than the Corporation, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, and (iii) in such person’s individual capacity and on behalf of any other person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5) Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if a stockholder of the Corporation (or a qualified representative of the stockholder) does not appear in person at the annual or special meeting of the stockholders of the Corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this Article I, to be considered a “qualified representative” of the stockholder, a person must be (i) a duly authorized officer, manager or partner of such stockholder or (ii) must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of the stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of the stockholders.

Section 7.	Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote (i) in person or (ii) by proxy authorized by an instrument, in writing or by a transmission, as permitted by law and the Restated Articles of Incorporation and filed in accordance with the procedure established for the meeting by the chairman of the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes under this Section 7 for which the original writing or transmission could be used, provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required by law, the Restated Articles of Incorporation and the procedure established for the meeting by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of an inspector with strict impartiality and according to the best of his ability. Every vote taken by written ballots shall be counted by a duly appointed inspector or inspectors.

Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, (i) all elections of directors of the Corporation at any meeting of the stockholders shall be determined by a plurality of the votes cast, and (ii) except as otherwise required by law, these Bylaws, the Restated Articles of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters proposed at any meeting of the stockholders shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.	Action Without Meeting.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent.

Section 9.	Stock List.

A complete list of stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order for each class or series of the shares of capital stock of the Corporation and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Such list shall presumptively determine the identity of the stockholders entitled to examine such stock list and to vote at the meeting and the number of shares held by each of them. Any alleged mistake in such list will be examined by the Corporation within thirty (30) days after being notified thereof and any mistake discovered will be corrected by the Corporation in due course, without affecting the aforementioned presumption.

ARTICLE II - BOARD OF DIRECTORS

Section 1.	General Powers, Number, Election, Tenure, Qualification and Chairman.

A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

C. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of the stockholders following the initial classification of directors and until their successors are duly elected and qualified, the term of office of the second class to expire at the second annual meeting of the stockholders following the initial classification of directors and until their successors are duly elected and qualified, and the term of office of the third class to expire at the third annual meeting of the stockholders following the initial classification of directors and until their successors are duly elected and qualified. At each annual meeting of the stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock, shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders after their election and until their successors are duly elected and qualified, and if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy was created.

D. The Chairman of the Board of Directors and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

Section 2.	Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, by the Restated Articles of Incorporation or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders of the Corporation, and directors so chosen shall serve for a term expiring at the annual meeting of the stockholders at which the term of office of the class to which they have been chosen expires and until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, the Restated Articles of Incorporation or these Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 3.	Resignation and Removal.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal executive office or to the Chairman of the Board, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

Section 4.	Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, or the means of remote communications, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5.	Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary if requested by a majority of the Whole Board, and shall be held at such place, or via the means of remote communications, if any, on such date, and at such time as the Secretary shall reasonably fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or orally, by telegraph, telex, cable, telecopy or electronic transmission given not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6.	Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7.	Action by Consent.

Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing or by electronic transmission. Each such writing or electronic transmission shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.	Action by Meeting.

Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of electronic or telephonic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). If any conferencing means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating in the conference through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the conference and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the conference in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 8 constitutes presence in person at the meeting.

Section 9.	Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine and publicized among all directors, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein, under the Restated Articles of Incorporation or required by law.

Section 10.	Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)	To declare distributions (including dividends) from time to time in accordance with law;

(2)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries; and,

(8)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 11.	Compensation of Directors.

Unless otherwise restricted by law, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may receive compensation for attending committee meetings.

ARTICLE III - COMMITTEES

Section 1.	Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers. For those committees, the Board of Directors may (i) elect a director or directors to serve as the member or members of such committees and may designate other directors as alternate members who may replace any absent or disqualified member of any such committee and (ii) may determine the procedural rules for any such committee’s meeting and conducting of business. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum of such committee, may by unanimous vote appoint another member of the Board of Directors to act in the place of the absent or disqualified member.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise determined by the Board of Directors, provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission. Each such writing or electronic transmission shall be filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS

Section 1.	Enumeration.

The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and such other officers as the Board of Directors or the Chief Executive Officer may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

Section 2.	Election.

The Chief Executive Officer, President, Chief Financial Officer, Treasurer and the Secretary shall be elected annually by the Board of Directors at their first meeting following the immediately-preceding annual meeting of the stockholders. The Board of Directors or the Chief Executive Officer, may, from time to time, elect or appoint such other officers as it or he or she may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 3.	Qualification.

No officer needs be a director. Two or more offices may be held by any one person.

Section 4.	Tenure and Removal.

Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, unless he or she dies, resigns, is removed or becomes disqualified or a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chief Executive Officer shall hold office until his or her successor is elected or appointed and qualified, unless he or she dies, resigns, is removed or becomes disqualified or a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by notice given in writing or by electronic transmission of his or her resignation to the Chief Executive Officer, the President, or the Secretary, or to the Board of Directors at a meeting of the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by vote of a majority of the directors then in office even though less than a quorum or by a sole remaining director. Any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer, or by vote of a majority of the directors then in office even though less than a quorum, or by a sole remaining director.

Section 5.	Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have the responsibility for the general management and control of the business and affairs of the Corporation. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board or any Vice Chairman. The Chief Executive Officer shall have the power and authority to determine the duties of all officers, employees and agents of the Corporation and determine the compensation of any officers (except those whose compensation is established by the Board of Directors), employees and agents. The Chief Executive Officer is expressly authorized to sign all stock certificates, contracts and other instruments for and on behalf of the Corporation unless otherwise directed by the Board of Directors.

Section 6.	President.

Except for meetings at which the Chief Executive Officer or the Chairman of the Board, if any, presides, the President shall, if present, preside at all meetings of the stockholders, and if a director, at all meetings of the Board of Directors. The President shall, subject to the control and direction of the Chief Executive Officer and the Board of Directors, have and perform such powers and duties as may be prescribed by these Bylaws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments for and on behalf of the Corporation to the extent authorized by the Board of Directors. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation, have general supervision and direction of all of the officers, employees and agents of the Corporation, other than the Chairman of the Board or any Vice Chairman, and have all other powers and duties of the Chief Executive Officer as set forth in this Article IV.

Section 7.	Vice Presidents.

The Vice Presidents, if any, in the order of their election (if otherwise directed by the Board of Directors or the Chief Executive Officer, in such other order as the Board of Directors or the Chief Executive Officer may determine), shall have the powers and duties of the President as set forth in this Article IV whenever the President is absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors or the Chief Executive Officer.

Section 8.	Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall, subject to the control and direction of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation and shall have and perform such powers and duties as may be prescribed in these Bylaws or be determined from time to time by the Board of Directors and the Chief Executive Officer. All property of the Corporation in the custody of the Chief Financial Officer shall be subject at all times to the inspection and control of the Board of Directors and the Chief Executive Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. The Chief Financial Officer shall make such disbursements of the funds of the Corporation to the extent authorized by law, the Restated Articles of Incorporation and the Board of Directors and shall render from time to time an account of all such transactions and of the financial condition of the Corporation whenever requested by the Board of Directors or the Chief Executive Officer. Unless the Board of Directors has designated another person as the Corporation’s Treasurer, the Chief Financial Officer shall also be the Treasurer. Unless otherwise directed by the Board of Directors, the Treasurer (if different than the Chief Financial Officer) and each Assistant Treasurer (whenever the Treasurer is absent or unable to act and in such other order as the Board of Directors or the Chief Executive Officer may determine), if any, shall have and perform the powers and duties of the Chief Financial Officer whenever the Chief Financial Officer is absent or unable to act, and may at any time exercise such of the powers of the Chief Financial Officer.

Section 9.	Secretaries.

Unless otherwise directed by the Board of Directors, the Secretary and, in his or her absence, an Assistant Secretary, shall attend all meetings of the directors and the stockholders and shall record all votes of the Board of Directors and stockholders and produce minutes of the proceedings at such meetings. The Secretary and, in his or her absence, an Assistant Secretary, shall notify the directors and the stockholders of their meetings, and shall also have such other powers and duties as may from time to time be determined by the Board of Directors. In the absence of the Secretary and any Assistant Secretary at any meeting of directors or stockholders, a temporary secretary may be appointed by the chairman of that meeting.

Section 10.	Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President is expressly authorized to (i) vote for and on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of any other corporation, in which this Corporation holds securities and (ii) exercise any and all other rights and powers, which this Corporation possesses by reason of its ownership of securities in such other corporation, for and on behalf of this Corporation, in person or by proxy.

ARTICLE V - STOCK

Section 1.	Certificated and Uncertificated Stock.

(a) The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the NRS, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe and shall certify the number and class and series of the shares of capital stock of the Corporation owned by the stockholder. Any certificates issued to a stockholder of the Corporation shall bear the name of the Corporation and shall be signed by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile. In the event that any officer who has signed, or whose facsimile signatures has been used on any certificate or certificates for stock cease to be an officer because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed the certificate or certificates, or whose facsimile signature has been used thereon, had not ceased to be an officer of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Restated Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

Section 2.	Transfers of Stock.

Transfers of shares of capital stock of the Corporation shall be made only (i) by entering upon the stock-transfer books of the Corporation or (ii) by transfer agents designated to transfer shares of capital stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article V or in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.	Record Date.

With respect to notice (i) of any meeting of the stockholders, or (ii) for the stockholders to receive payment of any dividend or other distribution or allotment of any rights or (iii) for the stockholders to exercise any rights in respect of any change, conversion or exchange of the shares of the Corporation’s capital stock or (iv) for any other lawful purpose, the Board of Directors may fix a record date, provided, however, that such record date (a) shall not precede the date on which the resolution fixing the record date is adopted and (b) shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of the stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described (receiving payments and exercising rights by the stockholders). If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders of record entitled to vote at such meeting, unless the Board of Directors at the time it fixes such record date directs that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders of record entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, and, (ii) the record date, for determining stockholders of record entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of the shares of the Corporation’s capital stock or for any other purpose, shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of the stockholders of record entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders of record entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the stockholders of record entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

Section 4.	Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of shares of capital stock of the Corporation, the Corporation may issue a new certificate of shares of capital stock or uncertificated shares in place of any certificate previously issued by the Corporation pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and pledging of a satisfactory bond or bonds of indemnity.

Section 5.	Regulations.

The issue, transfer, conversion and registration of certificates of the shares of capital stock shall be governed by these Bylaws and such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1.	Notices.

If mailed, notice to the stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to the stockholders as permitted by law, any notice to the stockholders may be given by electronic transmission in the manner permitted under NRS 78.370 and NRS Chapter 75.

Section 2.	Waiver of Notice.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person or entity, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice, except for attendance for the express purpose of objecting, at the beginning of the meeting, to the election or the transaction of business at such meeting because the meeting is not lawfully called or convened.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.	Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VII with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by such Indemnitee unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.	Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the NRS then requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2.

Section 3.	Right of Indemnitees to Bring Suit.

If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the NRS. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the NRS. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 4.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation as amended from time to time, these Bylaws, any agreement, any vote of stockholders or directors as permitted by the NRS or otherwise.

Section 5.	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of (i) the Corporation or (ii) another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 6.	Indemnity Agreements.

The Corporation may enter into indemnity agreements from time to time (i) with the persons who are members of its Board of Directors, (ii) with such officers, employees and agents of the Corporation and (iii) with such officers, directors, employees and agents of subsidiaries or affiliates of the Corporation. Such indemnity agreements may provide in substance that the Corporation will indemnify such persons to the full extent as contemplated by this Article VII or permitted by law and the Restated Articles of Incorporation, and may include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the laws of the State of Nevada. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article VII.

Section 7.	Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.	Nature of Rights.

The rights conferred upon Indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any action, suit or proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 9.	Severability.

If any word, clause, provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII - CERTAIN TRANSACTIONS

Section 1.	Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable (i) solely for this reason, or (ii) solely because the director or officer is present at or participates in the meeting of the Board or committee thereof, which authorizes the contract or transaction, or (iii) solely because the votes of such director or officer are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.	Quorum.

Interested directors or stockholders, as applicable, may be counted in determining the presence of a quorum (i) at the meeting of the Board of Directors or of a committee which authorizes the contract or transaction, or (ii) at the meeting of the stockholders which approves the contract or transaction.

ARTICLE IX - MISCELLANEOUS

Section 1.	Facsimile Signatures.

In addition to the provisions specifically authorizing use of facsimile signatures in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.	Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.	Reliance upon Books, Reports and Records.

Without limitation of any provision of the NRS (including NRS 78.138), each director of the Corporation, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be entitled to rely, and be fully protected in relying upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its agents, officers or employees, or committees of the Board of Directors, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if the director or officer has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

Section 4.	Fiscal Year.

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of that year.

Section 5.	Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done during a period of a specified number of days prior and/or following an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.	Pronouns.

Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.

Section 7.	Interpretation.

The Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

ARTICLE XI - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law and the Restated Articles of Incorporation, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws, but subject to the power of the holders of the shares of capital stock of the Corporation to adopt, amend or repeal these Bylaws; provided, however, that, with respect to the power of such holders, notwithstanding any other provision of these Bylaws or any provision of the NRS which might otherwise permit a lesser vote or no vote, and in addition to the affirmative vote of the holders of any class or series of the shares of capital stock of the Corporation required by law, the Restated Articles of Incorporation, these Bylaws or any Preferred Stock, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.